                                                                    EXHIBIT 11.1

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                   SIX MONTHS ENDED
                               YEAR ENDED DECEMBER 31                  JUNE 30
                         -------------------------------------  -----------------------
                            1993         1994         1995         1995        1996
                         -----------  -----------  -----------  ----------  -----------
Weighted average common
 shares outstanding.....   4,541,944    4,337,820    4,116,412   4,000,320    5,296,713
Net effect of common
 stock, common stock
 options and warrants
 issued at less than IPO
 price within twelve
 months, based on the
 treasury stock method:
 Common stock...........     845,234      845,234      726,704     845,234        9,360
 Options................     148,185      148,185      148,185     148,185      136,980
 Warrants...............      59,067       59,067       59,067      59,067       59,067
                         -----------  -----------  -----------  ----------  -----------
                           5,594,430    5,390,306    5,050,368   5,052,806    5,502,120
                         ===========  ===========  ===========  ==========  ===========
Income (loss) before
 extraordinary item..... $  (294,000) $ 1,976,000  $ 3,715,000  $1,918,000  $ 1,227,000
Preferred stock
 accretion..............  (1,013,000)  (1,646,000)  (1,717,000)   (846,000)  (1,119,000)
                         -----------  -----------  -----------  ----------  -----------
                         $(1,307,000) $   330,000  $ 1,998,000  $1,072,000  $   108,000
                         ===========  ===========  ===========  ==========  ===========
Net income (loss)....... $  (294,000) $ 1,976,000  $ 3,237,000  $1,918,000  $ 1,227,000
Preferred stock
 accretion..............  (1,013,000)  (1,646,000)  (1,717,000)   (846,000)  (1,119,000)
                         -----------  -----------  -----------  ----------  -----------
                         $(1,307,000) $   330,000  $ 1,520,000  $1,072,000  $   108,000
                         ===========  ===========  ===========  ==========  ===========
Per share amount:
 Income (loss) before
  extraordinary item.... $      (.23) $       .06  $       .40  $      .21  $       .02
 Extraordinary item.....         --           --          (.10)        --           --
                         -----------  -----------  -----------  ----------  -----------
 Net income (loss)...... $      (.23) $       .06  $       .30  $      .21  $       .02
                         ===========  ===========  ===========  ==========  ===========
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